                                                                   EXHIBIT 10.33


                                     LEASE

                      MERIDIAN BUSINESS CAMPUS AT WESTON

     This LEASE is made on this 1st day of February  7  , 1993 between CMD
                                ---                -----
FLORIDA FOUR LIMITED PARTNERSHIP, an Illinois limited partnership ("LESSOR"), and UNITED STATIONERS SUPPLY CO., an Illinois corporation ("LESSEE").

     A. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, in "as is" condition, except to the extent expressly provided otherwise herein, subject to and in accordance with the terms and conditions set forth herein, the real estate ("SITE") described in Exhibit A attached hereto and made
                                              ---------
a part hereof, together with the Building (as hereinafter defined) and all other improvements located on the Site (collectively, the "IMPROVEMENTS") (the Site, together with the Improvements, referred to collectively herein as the "PREMISES"), subject to all covenants, conditions, restrictions and easements set forth in that certain Declaration of Covenants, Conditions, Restrictions and Easements of the Meridian Business Campus at Weston, dated May 17, 1989, recorded on August 4, 1989 in the Official Records Book 165654, Pages 386-420, of Broward County, Florida, under Clerk's File No. 89312588, as amended from time to time ("CERs").

     B. USE. Lessee may use the Premises for a general office and warehouse, and for no other purpose without the prior written consent of Lessor. As long Lessee is not in default under this Lease, Lessee shall have quiet enjoyment of the Premises, subject to the terms and conditions set forth in this Lease, free of disturbance from Lessor or anyone claiming by or through Lessor.

     C. LEASE TERM. The term of this Lease ("LEASE TERM") shall be the period beginning on and including the date ("COMMENCEMENT DATE") which is the first Business Day following the Completion Date (as hereinafter defined) and ending on and including the date ("EXPIRATION DATE") which is next preceding the 10th anniversary of the Commencement Date, as extended from time to time pursuant this Lease. Lessor and Lessee shall execute and deliver to the other a written memorandum which confirms the Commencement Date, the Expiration Date and the Lease Term. The term "BUSINESS DAY" means any day of the week except Saturday, Sunday and any holiday on which employees of the State of Florida are generally not required to work.

     D. INITIAL IMPROVEMENTS. Lessor shall diligently proceed to design and make the improvements to the Site ("BUILDING") described on and substantially in accordance with the plans attached hereto as Exhibit B and made a part hereof ("PLANS"), all subject to and in accordance with the terms and conditions of this Section.

         (1) CONSTRUCTION. Lessor shall cause the Building to be substantially completed on or before July 1, 1993 ("SCHEDULED COMPLETION DATE"), subject to all delays beyond the reasonable control of Lessor, its agent and contractors, and subject to the terms and conditions set forth in this Lease.
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         (2)  COMPLETION. The term "COMPLETION DATE" means earlier of (A) the date on which Lessor delivers to Lessee a copy of a certificate of occupancy issued by Broward County, Florida for the occupancy of the Premises ("CERTIFICATE OF OCCUPANCY"), and (B) the date that a Certificate of Occupancy would have been issued but for delays caused by any work, installation of equipment, application for use permits or licenses or other governmental inspections, requirements occasioned by Lessee's use of the Premises, or any other activities by Lessee, its agents or contractors.

         (3) LESSEE'S WORK. Lessee, on and after the 30th day before the Scheduled Completion Date, at its own cost and subject to all terms of this Lease, may perform work in the Building, concurrently with Lessor's work, to fit the Building for Lessee's occupancy ("LESSEE'S WORK"), provided that Lessee's Work (A) will not interfere with any work by Lessor, its agent and contractors, (B) will not cause any delays in the completion of the Building, or (C) will not cause any discord with any agents or contractors of Lessor. The performance by Lessee of any Lessee's Work prior to the Completion Date shall be subject to all of the terms and provisions of this Lease, excepting only those requiring the payment of rent. Without limitation of any other terms and conditions of this of this Lease, (i) Lessee shall defend, completely indemnify and hold forever harmless Lessor, its agents and contractors from and against any and all liabilities, fines, suits, claims, demands actions, causes of action, losses, costs, damages, judgments and expenses of any kind or character, name or nature due to or arising out of Lessee's Work, (ii) as a condition to Lessee's right to perform any Lessee's Work, Lessee shall maintain all insurance, and deliver all insurance certificates and policies, required under Section 7 of the General Terms and Conditions of this Lease during all periods of Lessee's Work, (iii) Lessor shall have no liability, and Lessee hereby waives all claims, for any damages caused by Lessor to any property of Lessee, any of Lessee's Work, or any equipment and materials installed by Lessee in the Premises.

         (4) POSSESSION. Except to the extent expressly provided in this subsection (4), Lessee hereby waives all claims against Lessor with respect to the failure of the Completion Date to have occurred on or before the Scheduled Completion Date. If the Completion Date occurs after the 30th day after the Scheduled Completion Date, and the delay in the Completion Date is not caused by any Lessee Delays, any Uncontrollable Delays or any General Contractor Delays, then, as Lessee's sole and exclusive remedy therefor, there shall be a credit against the first payments of Annual Base Rent next due under this Lease in an amount, until exhausted, equal to $2000.00 for each day of delay. If the Completion Date occurs after the 30th day after the Scheduled Completion Date, and the delay in the Completion Date is not caused by any Lessee Delays, but is caused by any Uncontrollable Delays or General Contractor Delays, then, as Lessee's sole and exclusive remedy therefor, there shall be a credit against the first payments of Annual Base Rent next due under this Lease in an amount, until exhausted, equal to the lesser of (A) $2000.00 for each day of delay and (B) $60,000.00. The term "LESSEE DELAYS" means any delays caused by Lessee, its agents or contractors. The term "Uncontrollable Delays" means any delays, other than Lessee Delays or General Contractor Delays, caused by reasons beyond the reasonable control of Lessor. The term "GENERAL CONTRACTOR DELAYS" means all delays caused by the failure of the General Contractor to complete its obligations under the General Construction Contract on or before July 1, 1993.

         (5)  WARRANTIES.

              (a) Lessor shall cause the contract with the general contractor ("GENERAL CONTRACTOR") for the construction of the Building to include a warranty in the form of Exhibit C attached hereto and made a part hereof ("GENERAL CONSTRUCTION WARRANTY"). Lessor shall deliver to Lessee after the Completion Date copies of the General Construction Warranty and all warranties obtained by Lessor with respect to the Building covering equipment, systems, appliances and materials from the suppliers thereof (collectively, the "WARRANTIES").

              (b) If Lessee believes that there is a defect ("DEFECT") in the construction of the Building which is covered by any of the Warranties, then Lessee shall deliver to Lessor, after the Completion Date, a written notice ("DEFECT NOTICE") which sets forth in reasonable detail a description of the Defect. Lessor shall elect, by written notice to Lessee within 10 days after Lessor receives the Defect Notice, to either (a) enforce the Warranties in order to cause the correction of the Defect, or (b) to assign to Lessee all of Lessor's rights under the Warranties with respect to the Defect.

              (c) Lessor makes no warranties or representations with respect to the condition of the Site, Building, Premises, or any part thereof, except to the extent expressly set forth in this Lease.

     E.  BASE RENT.

         (1) ANNUAL BASE RENT. Lessee shall pay base rent to Lessor at the following annual rates ("ANNUAL BASE RENT") applicable during each of the following respective periods:

              (a) During the period commencing on and including the Commencement Date and ending on and including the date next preceding the 1st anniversary of the Commencement Date, the Annual Base Rent shall be $495,000.00.

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              (b)  During the period commencing on and including the 1st anniversary of the Commencement Date and ending on and including the date next preceding the 3rd anniversary of the Commencement Date, the Annual Base Rent shall be $502,500.00.

              (c) During the period commencing on and including the 3rd anniversary of the Commencement Date and ending on and including the date next preceding the 6th anniversary of the Commencement Date, the Annual Base Rent shall be $553,500.00.

              (d) During the period commencing on and including the 6th anniversary of the Commencement Date and ending on and including the date next preceding the 9th anniversary of the Commencement Date, the Annual Base Rent shall be $607,500.00.

              (e) During the period commencing on and including the 9th anniversary of the Commencement Date and ending on and including the date next preceding the 10th anniversary of the Commencement Date, the Annual Base Rent shall be $669,000.00.

         (2) MONTHLY BASE RENT. All amounts of Annual Base Rent shall be payable in equal monthly installments ("Monthly Base Rent") each equal to one twelfth (1/12) of the Annual Base Rent in effect during such month, in advance on the Commencement Date and on the first day of each calendar month thereafter of the Lease Term. Notwithstanding anything in this subsection (2) to the contrary, (a) if the Commencement Date occurs on a date other than the first day of a calendar month, the amount of the Monthly Base Rent payable on the Commencement Date shall be prorated based on the number of days from and including the Commencement Date through and including the last day of such calendar month and a calendar month consisting of thirty (30) days, (b) if the last day of the Lease Term occurs on a day other than the last day of a calendar month, then the amount of Monthly Base Rent payable on the first day of such calendar month shall be prorated based on the number of days of such month which fall within the Lease Term and a calendar month consisting of thirty (30) days, and (c) the amount of the Monthly Base Rent payable on the first day of each calendar month in which more than one rate of Annual Base Rent are applicable shall be the sum of the amounts of the Monthly Base Rent payable during each portion of such month during which each of such rates is applicable prorated based on the number of days in such calendar month during which each of such rates is applicable and a calendar month consisting of thirty (30) days.

         (3) REST DEPOSIT. Lessee shall deliver to Lessor, simultaneously with the execution and delivery of this Lease by Lessee, an amount equal to $41,250.00 ("RENT

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     DEPOSIT"). Notwithstanding anything herein to the contrary, the Rent
     Deposit shall be applied to the first payment of Monthly Base Rent payable hereunder.

     F.  SECURITY DEPOSIT. [Intentionally Omitted].

     G.  EXTENSION OPTIONS.

         (1) FIRST EXTENSION OPTION. Subject to the terms of this Section G, Lessee shall have the right ("FIRST EXTENSION OPTION") to extend the term of this Lease for the period ("FIRST EXTENSION TERM") beginning on and including the 10th anniversary of the Commencement Date and ending on and including the date next preceding the 15th anniversary of the Commencement Date. All of the terms of this Lease shall be applicable during the First Extension Term, except as follows:

              (a) The Annual Base Rent during the period beginning on and including the 10th anniversary of the Commencement Date and ending on the date next preceding the 12th anniversary of the Commencement Date shall be the Annual Base Rent applicable immediately before the first day of the First Extension Term; and

              (b) the Annual Base Rent during the period beginning on and including the 12th anniversary of the Commencement Date and ending on the date next preceding the 15th anniversary of the Commencement Date shall be 110% of the Annual Base Rent applicable immediately before the 12th anniversary of the Commencement Date.

         (2) SECOND EXTENSION OPTION. Subject to the terms of this Section G, and provided that Lessee exercised the First Extension Option in accordance with the terms of Section G(1) hereof, Lessee shall have the right ("SECOND EXTENSION OPTION") to extend the term of this Lease for the period ("SECOND EXTENSION TERM") beginning on and including the 15th anniversary of the Commencement Date and ending on and including the date next preceding the 20th anniversary of the Commencement Date. All of the terms of this Lease shall be applicable during the Second Extension Term, except that the Annual Base Rent during the Second Extension Term shall be the Final Market Rent determined for the Second Extension Option pursuant to Section G(5) hereof.

         (3) DEFINITIONS. Each of the First Extension Option and the Second Extension Option is referred to individually and respectively as an "EXTENSION OPTION". "EXTENSION TERM" means the First Extension Term with respect to the First Extension Option, and the Second Extension Term with respect to the Second Extension Option.

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

         (4) EXERCISE. Lessee shall exercise each Extension Option by delivering written notice of such exercise (with respect to a particular Extension Option, the "EXTENSION OPTION NOTICE") on or before the 210th day before the first day of the Extension Term with respect to such Extension Option (with respect to a particular Extension Option, the "EXTENSION EXERCISE DATE"). The right of Lessee to exercise each respective Extension Option is hereby expressly made conditioned upon this Lease being in full force and effect and Lessee not being in material default under any terms and conditions thereunder, both as of the Extension Exercise Date with respect to such Extension Option, and as of the first day of the Extension Term with respect to such Extension Option. If Lessee fails to deliver to Lessor an Extension Option Notice with respect to a particular Extension Option on or before the Extension Exercise Date with respect to such Extension Option, then Lessee shall be deemed to have forever waived any and all rights to extend the term of this Lease pursuant to this Section G.

         (5) DETERMINATION OF FINAL MARKET RENT. The term "FINAL MARKET RENT" means the Final Market Rent determined in accordance with this Section G(5). Lessor shall deliver to Lessee, within 10 days after date on which Lessee delivers to Lessor the Extension Option Notice with respect to the Second Extension Option, a written notice ("PROPOSED RENT NOTICE") which sets forth the amount of Annual Base Rent ("PROPOSED RENT") for which Lessor is willing to lease the Premises to a third party during the Second Extension Term. If Lessee approves the Proposed Rent, then Lessee shall, within the 10 day period after the delivery of the Proposed Rent Notice from Lessor to Lessee ("APPROVAL PERIOD"), deliver to Lessor a written notice which approves the Proposed Rent ("APPROVAL NOTICE"). If Lessee delivers an Approval Notice to Lessor within the Approval Period, then the Final Market Rent shall be the Proposed Rent. If Lessee fails to deliver an Approval Notice to Lessor within the Approval Period, then Lessor and Lessee shall negotiate in good faith to agree in writing on the amount of Annual Base Rent during the Second Extension Term ("AGREED RENT"). If Lessor and Lessee execute and deliver to each other, within 20 days after expiration of the Approval Period, a written agreement which sets forth an Agreed Rent, then the Final Market Rent shall be the Agreed Rent. If Lessor and Lessee fail to execute and deliver to each other, within 20 days after expiration of the Approval, a written agreement which sets forth an Agreed Rent, then the Extension Option Notice shall be deemed withdrawn, the Second Extension Option shall be deemed terminated and of no further force and effect, and Lessee shall be deemed to have waived any and all right to extent the term of this Lease for the Second Extension Term pursuant to Section G(2) hereof.

     H. PURCHASE OPTION. Provided that this Lease is in full force and effect, that Lessee is not in default hereunder, and that Lessee has not exercised the First Extension Option, Lessee shall have the option ("PURCHASE OPTION") to purchase the Premises for $6,850,000.00 ("PURCHASE PRICE") on the date ("CLOSING DATE") next preceding the 10th anniversary of the Commencement Date, all in accordance with and subject to the terms and

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conditions set forth in this Section H. If Lessee desires to exercise the
Purchase Option, then, on or before the 210th day before 10th anniversary of the Commencement Date, Lessee shall (A) execute and deliver to Lessor a written purchase agreement in substantially the form and substance of Exhibit D attached hereto and made a part hereof ("PURCHASE AGREEMENT"), and (B) deliver to Lessor an earnest money deposit equal to 5% of the Purchase Price ("EARNEST MONEY DEPOSIT") pursuant to Section 2(A) of the Purchase Agreement. If Lessee executes and delivers the Purchase Agreement, and delivers the Earnest Money Deposit, to Lessor on or before the 210th day before the 10th anniversary of the Commencement Date, then Lessor shall execute and deliver the Purchase Agreement to Lessee within 10 days after the execution and delivery of the Purchase Agreement, and the delivery of the Earnest Money Deposit, by Lessee to Lessor. If, on or before the 210th day before the 10th anniversary of the Commencement Date, Lessee fails to execute and deliver the Purchase Agreement, or fails to deliver the Earnest Money Deposit, to Lessor, then the Purchase Option and all rights of Lessee under this Section H shall be deemed terminated.

         (1)  MISCELLANEOUS.

              (a) If Lessee waives or fails to exercise the Purchase Option, Lessor may, at any time, request Lessee to acknowledge in writing such waiver or failure to exercise the Option. Lessee shall deliver to Lessor such written acknowledgment no later than 15 days after Lessor's request for such acknowledgment. The failure by Lessee to deliver such acknowledgement within such period shall be deemed a default under this Lease without the benefit of any grace or cure periods.

              (b) The rights of Lessee under this Section H are for the sole benefit of United Stationers Supply Co., an Illinois corporation ("USSCO"), and all entities ("USSCO AFFILIATES") which own and control USSCO, are owned and controlled by USSCO, or are under common ownership and control with USSCO, and shall automatically terminate upon any assignment of this Lease, sublease of the Premises, or other transfer of this Lease or any rights of Lessee hereunder, except to a USSCO Affiliate.

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

     I. INCORPORATION. All of the terms and conditions contained in the General Terms and Conditions attached hereto are hereby incorporated and made a part hereof as though all of such terms and conditions had been fully set forth herein.
                                           LESSOR:

                                           CMD FLORIDA FOUR LIMITED PARTNERSHIP,
                                           an Illinois limited partnership

                                           By: CMD DEVELOPMENT OF FLORIDA, INC.,
                                               a Florida corporation, its
                                               general partner



                                               By: _____________________________

                                               Its: ____________________________


                                           LESSEE:

                                           UNITED STATIONERS SUPPLY CO.,
                                           an Illinois corporation


                                           By: _________________________

                                           Its _________________________

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

                         GENERAL TERMS AND CONDITIONS

     1. TAXES. On the first day of each month during the Lease Term, Lessee shall pay to Lessor, as additional rent, an amount equal to one-twelfth (1/12) of the estimated Taxes (as hereinafter defined), such estimate to be made by Lessor.

     Upon receipt of bills for Taxes, Lessor will make payment thereof and promptly provide Lessee with a copy of the receipted bill.

     Adjustments of amounts paid (credit or debit) shall be made between the parties within thirty (30) days of the delivery to Lessee of any such receipted bill. All Taxes shall be prorated for the first and last years of the term hereof and any extension or renewal thereof. Proration of the Taxes for the last year of the term shall be made on the basis of the last available tax bill, provided, however, that upon receipt of the tax bill an appropriate reproration will be made. This obligation shall survive the termination of the Lease.

     For the purposes of this Section "Tax" and "Taxes" shall mean ad valorem real estate taxes and other taxes and assessments (including special and extraordinary assessments) charges and fees imposed on the Site by public authority. If, due to a future change in the method of taxation any franchise, income, profit, excise or other tax, however designated, shall be levied against Lessor in substitution in whole or in part for or in lieu of any tax which would otherwise constitute a real estate tax such other tax shall be deemed to be a real estate tax for the purposes hereof.

     Lessee may, at its sole cost and expense, contest any assessment or levy of Taxes, provided that Lessee either pays such Taxes under protest or deposits with Lessor, prior to the date on which such Taxes are due and payable, an amount which is necessary to pay the total amount of such Taxes, together with all penalties and interest in the event that such contest is unsuccessful.

     2. SPECIAL OPERATING EXPENSES. On the first day of each month during the Lease Term, Lessee shall pay to Lessor, as additional rent, an amount equal to One-twelfth (1/12) of the estimated annual Operating Expenses (as hereinafter defined), such estimate to be made by Lessor.

     Lessor shall submit to Lessee no less frequently than annually Lessor's statement of the Operating Expenses for the previous calendar year and Lessor's estimate of the increase or decrease if any for the forthcoming calendar year. Lessor will make available to Lessee and Lessee's consultants, upon Lessee's written request, reasonable access to Lessor's records on which such Operating statements are based.

     Adjustments of amounts paid (credit or debit) shall be made between the parties within thirty (30) days of the delivery to Lessee of such a statement. All Operating

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Expenses shall be prorated for the first and last years of the term hereof and any extension renewal thereof. Proration of the Operating Expenses for the last year of the term shall be made on the basis of the last estimate made by Lessor, provided, however that upon receipt of a new statement showing the actual Operating Expenses an appropriate reproration shall be made. This obligation shall survive the termination of the Lease.

     Subject to the further provisions hereof, for the purposes of this Section, Operating Expenses shall means all assessments payable by Lessor and levied with respect to the Site under the CCR's or by Meridian Business Campus at Weston Owners Association.

     3.  SECURITY DEPOSIT. [Intentionally Omitted].

     4. INTEREST ON PAST DUE OBLIGATIONS. Except as expressly provided, rentals and other amounts due to Lessor, which are not paid when due, shall bear interest ("DEFAULT INTEREST") at the rate per annum equal to 5% plus the prime rate of interest announced from time to time by The First National Bank of Chicago, or the highest legal rate, whichever is less, from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

     5. HOLDOVER RENT. In the event Lessee remains in possession of the Premises after the expiration of the term of this Lease, or any extension hereof, without the written consent of Lessor, Lessee shall then be obligated to pay 150% the rate of the Monthly Base Rent applicable on the last day of the Lease Term as set forth herein, in equal monthly installments on the first day of each calendar month, and all amounts of Taxes, Operating Expenses and other amounts payable under this Lease, for so long as Lessor is willfully kept out of possession of the Premises. No such payment, nor the acceptance thereof, shall in any way constitute a waiver of the rights of Lessor to dispossess Lessee and recover possession of the Premises and the just and former estate of Lessor and to bring any action for damages suffered by Lessor on account of Lessee's failure to vacate the Premises.

     6. PERSONAL PROPERTY TAXES. Lessee agrees to pay or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all equipment, furniture, trade or other fixtures and other personal property located in the Premises.

     7.  INSURANCE.

         A. Lessee, at Lessee's expense, and for mutual benefit of Lessor and Lessee, shall maintain in force during the term of the Lease: (1) Comprehensive Public Liability Insurance, covering the Premises in an amount not less than ONE MILLION DOLLARS ($1,000,000), including the following coverages:

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

     premises/operations, independent contractors, personal injury, broad form property damage and contractual liability; (2) All-Risk property insurance with extended coverage and vandalism and malicious mischief endorsements, in an amount adequate to cover the full replacement value of the Building, all leasehold improvements paid for by Lessee, and all trade fixtures and contents of Lessee in the Premises.

         B. The policy referred to in 7. A.(1) shall name Lessor, any manager designated by Lessor, from time to time, and their respective agents and employees, as additional insureds, and shall not provide for deductible amounts. The policy referred to in 7.A.(2) shall not provide for deductible amounts in excess of $100,000. Each policy referred to in 7.A. shall be issued by one or more responsible insurance companies reasonably satisfactory to Lessor and shall contain the following provisions and endorsements: (i) that such insurance may not be canceled or amended without Thirty (30) days prior notice to Lessor and the manager, if any;
     (ii) an express waiver of any right of subrogation by the insurance company against Lessor, the manager, if any, and their respective agents and employees; and (iii) that the policy shall not be invalidated should the insured waive, in writing, prior to a loss, any and all rights of recovery against any other party for losses covered by such policies. Lessee agrees to pay to Lessor all amounts which would have been paid under any of such insurance policies had there been no deductibles thereunder.

         C. Lessee shall deliver to Lessor, certificates of insurance of all policies and renewals thereof to be maintained by Lessee hereunder, not less than Ten (10) days prior to the commencement of the term of this Lease and not less than Ten (10) days prior to the expiration date of each policy. Provided that the insurance policies of Lessee will not be invalidated nor will the right of the insured to collect the proceeds payable under such policies be adversely affected by the waiver contained in the following portion of this sentence, Lessee hereby expressly waives all rights of recovery which it otherwise might have against Lessor, its manager, if any, their respective agents and employees, for loss or damage to person, property or business to the extent that such loss is covered by valid and collectible insurance policies, notwithstanding that such loss or damage may result from the negligence of Lessor, its manager, their respective agents or employees. Lessee shall use its best efforts to obtain from its insurer the right to waive claims as set forth in the preceding sentence without thereby invalidating its insurance or affecting its right to proceeds payable thereunder.

         D. Lessor shall under no circumstances, be liable for any loss or destruction of, damage to or shortage of equipment, inventory, merchandise or any other type of personal property that may be placed or suffered to be placed on or about the Premises, the Building or the Site by Lessee, its agents, business invitees or the successors or assigns of any of them, it being the intention of the parties that all risk of any such destruction, loss, damage or shortage be borne by Lessee.

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

     8. SERVICES AND UTILITIES. All utilities shall be separately metered for the Premises and paid for by Lessee directly to the billing party. Lessor shall not be liable for, and Lessee shall not be entitled to any abatement or reduction of rental by reason of, the lack of availability of any of the foregoing when such failure is caused by accidents, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for loss of or injury to property, however, occurring through or in connection with or incidental to failure to furnish, or failure or the refusal of a public utility to furnish, any of the foregoing service facilities.

     Lessee will not, in any way overload the electrical system of the Building, nor without the written consent of Lessor connect with electric current, telephone or water except through existing electrical outlets and water pipes in the Premises. If Lessee shall require water, telephone service, or electric current in excess of that capable of being transmitted by the facilities existing in the Building and/or Premises, at the commencement of this Lease Term, Lessee shall first produce the written consent of Lessor, which Lessor may refuse in its sole discretion. The cost of any Lessor approved additional equipment, its installation, maintenance and repair shall be paid for by Lessee promptly on demand. Lessee shall also pay for all such electric current consumed as shown on the utility meters pertaining to the Premises, such payment to be made directly to the utility in a timely manner.

     9. USES PROHIBITED. Lessee will not breach or suffer the breach of any of the covenants, conditions, or restrictions of record affecting the Site, the Building and/or the Premises including, without limitation the CCR's, and shall use and occupy the Premises Building and Site in strict compliance therewith. Lessee shall do or permit anything to be done in or about the premises nor bring or keep anything therein which will in any way increase the existing premium rate or otherwise affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents including the property of other tenants. Lessee shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises.

     10. COMPLIANCE WITH LAW. Lessee shall not use the Premises nor permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, governmental rules, regulations or requirements now in force or which may hereafter be in force and with requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by

Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirements, shall be conclusive of that fact as between Lessor and Lessee.

     Lessee has investigated the zoning classification and other rules, ordinances, laws and regulations promulgated by Public Authority, the CCR's and has satisfied itself that its intended use of the Premises is not in violation thereof.

     11. ALTERATIONS. Lessee shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Lessor first had and obtained and any alterations, additions or improvements to or of said Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Lessor. All alterations, additions or improvements to the Premises by Lessee shall be made by Lessee at Lessee's sole cost and expense and any contractor or person selected by Lessee to make the same must first be approved in writing by Lessor. All such alterations, additions and improvements and the removal, restoration and repairs hereafter described shall be completed in a good workmanlike manner with materials and labor in kind and quality similar to that originally in the Premises and free and clear of all liens for labor, taxes or material. Upon demand, Lessee shall provide Lessor with such waivers of lien and other documents as Lessor reasonably requires to ascertain that the provisions of this Section 11 have been complied with. Upon the expiration or sooner termination of the Term, Lessee shall, upon demand by Lessor, at Lessee's sole cost and expense, forthwith and with all due diligence, remove any alterations, additions or improvements made by Lessee and designated by Lessor to be removed, and Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Premises, the Building, or the Site caused by such removal, restoring the Premises, the Building, and the Site to the same condition as existed at the commencement of the Lease Term, reasonable wear and tear excepted. Notwithstanding anything in this Section 11 to the contrary, Lessee may make alterations, additions or improvements to or of the Premises or any part thereof without the prior written consent of Lessor ("PERMITTED ALTERATIONS") provided that (a) prior to the commencement of any particular Permitted Alterations, Lessee delivers to Lessor plans and specifications therefor prepared by an architect licensed by the State of Florida, and all other information with respect thereto reasonably requested by Lessor (collectively, "ALTERATIONS DOCUMENTS"), (b) the Permitted Alterations are completely within the interior of the Building, not visible from the exterior of the Building, and do not affect the structure or materially impair the electrical, plumbing, heating, ventilation, air conditioning or other systems of the Building, (c) the cost of any particular Permitted Alterations does not exceed $25,000, and (d) the cost of any particular Permitted Alterations, together with the cost of all other Permitted Alterations which either were made or for which Lessee has delivered Alteration Documents within the 12 month period prior to the date on which Lessee delivers Alteration Documents to Lessor for such Permitted Alterations, does not exceed $100,000.

     12. MAINTENANCE AND REPAIR. Lessee shall maintain, repair and preserve the Premises and improvements therein, including without limitation all plumbing, mechanical and electrical systems, the heating, ventilating and air-conditioning system servicing the Premises, all windows and doors in the Premises, toilets and sinks; shall perform all necessary cleaning of the Premises, including walls, windows, doors and floors; and shall replace all inoperative light bulbs and ballasts and broken glass.

     In the event Lessee fails to commence such repairs as are necessary to maintain the Premises in good condition, within Fifteen (15) days after notice from Lessor, or fails to diligently prosecute the same to completion, Lessor at its option and without any obligation so to do, may make restorations as are necessary to such maintenance, and amounts expended for such work by Lessor shall be reimbursed by Lessee as additional rent hereunder promptly on demand, together with Default Interest from the date of expenditure.

     Lessee shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Lessor in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Notwithstanding the ordinary wear and tear exception to Lessee's obligation to restore, Lessee shall keep and maintain the Premises in a neat, clean and orderly appearance and shall suffer no abuse of the Premises, nor waste thereof to be committed. It is specifically understood and agreed that Lessor has no obligation and has made no promises to alter, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises or the Building of which the Premises are a part have been made by Lessor to Lessee except as specifically herein set forth.

     13. LIENS. Lessee shall keep the Premises and the Building and Site in which the Premises are situated free from any liens arising out of any taxes or judgments levied against Lessee or arising out of any labor or materials furnished or claimed to be furnished in connection with any construction, or alteration or repair, performed or claimed to have been performed, on the Premises, the Building or the Site at the direction or sufferance of Lessee whether such labor or materials were furnished or claimed to have been furnished prior or subsequent to the commencement of the Lease Term. Lessor shall keep the Premises and the Building and Site in which the Premises are situated free from any liens arising out of any judgments levied against Lessor (except to the extent such judgments are caused by the failure of Lessee to perform any of its obligations under this Lease) or arising out of any labor or materials furnished or claimed to be furnished in connection with any construction, or alteration or repair, performed or claimed to have been performed, on the Premises, the Building or the Site at the direction or sufferance of Lessor whether such labor or materials were furnished or claimed to have been furnished prior or subsequent to the commencement of the Lease Term.

     14. ABANDONMENT. Lessee shall not abandon the Premises at any time during the Term.

     15. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease, or any interest therein, and shall not sublet said Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Lessee, and USSCO Affiliates, excepted) to occupy or use said Premises, or any portion thereof, without the written consent of Lessor first had and obtained, and a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to a subsequent assignment, subletting, occupation or use by that same or another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of Lessor, terminate this Lease. This Lease shall not, nor shall any interest therein, be assignable as to the interest of Lessee by operation of law, without the written consent of Lessor. A transfer of a controlling interest in Lessee (except to a USSCO Affiliate) shall be deemed a transfer which is prohibited under this Section 15 without the prior written consent of Lessor. Notwithstanding anything in this Section 15 to the contrary, Lessor shall not unreasonably withhold its consent to any assignment by Lessee of all of its interests under this Lease or sublease of all of the Premises. Lessor shall not be deemed to have unreasonably withheld such consent if such consent is withheld for any one or more of the following reasons: (a) Lessee is in default hereunder, (b) there is less than 12 months remaining in the Lease Term, (c) the net worth of the proposed assignee or subtenant is less than the net worth of Lessee as of the date hereof, (d) the proposed use of the Premises is other than that permitted hereunder, (e) Lessor or its affiliates have had previous unsatisfactory experience with proposed assignee or subtenant, or (f) any other reasonable basis. Notwithstanding anything in this Lease to the contrary, Lessor agrees that Lessee may, without the prior written consent of Lessor, assign all of its interests under this Lease, or sublease all of the Premises, to a USSCO Affiliate, provided that (A) Lessee delivers to Lessor within 10 days after the effective date of such assignment or sublease a true and correct copy of such assignment or sublease, and (B) no such assignment or sublease shall in any way relieve the assignor or sublessor from any liability under this Lease.

     As a condition precedent to the approval of any sublease, assignment or any other type of transfer by Lessee to any third party (other than a USSCO Affiliate) of all or any portion of any interest of Lessee in and to the Premises, Lessee agrees that it will pay to Lessor in cash, contemporaneously with the rental payments due hereunder, Fifty Percent (50%) of the value of increased economic benefit received by Lessee, including without limitation rent in excess of the rent reserved herein and in the event less than all of the Premises are so transferred, Lessee shall pay to Lessor monthly, Fifty Percent (50%) of any increase in the square foot rate of rent or other economic benefit received by Lessee to Lessor.

     The additional rent that Lessee pays to Lessor for the purpose of this
Section 15 shall be calculated by dividing such additional monthly rent payments required to be made by Lessee by the square foot area of the Premises as set forth hereinabove.

     16. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and may, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it, any or all such subleases or subtenancies.

     17. INDEMNIFICATION OF LESSOR. To the extent permitted by law Lessee shall defend, completely indemnify and hold forever harmless Lessor from and against any and all liabilities, fines, suits, claims, demands actions, causes of action, losses, costs, damages, judgments and expenses of any kind or character name or nature due to or arising out of:

     (a) any breach, violation or non performance of any covenant, obligation, condition or agreement set forth in this Lease on the part of Lessee to be fulfilled, kept, observed or performed; and/or

     (b) any damage to, loss or destruction of any property arising directly or indirectly out of Lessee's use or occupancy of the Premises; and/or

     (c) any injury to any person, including death resulting at any time therefrom occurring in or about the Premises.

     In the event Lessor is made a party of any action or proceedings which Lessee is required to defend pursuant to the provisions of this Lease, Lessor shall have the right to appear and to take part in any such action or proceeding by legal counsel of Lessor's choice.

     Lessee shall pay to Lessor all costs and expenses incurred by Lessor in connection with the enforcement of the terms, provisions, conditions or covenants of this Lease, including, but not limited to, reasonable attorneys' fees, provided that Lessor prevails in such enforcement. Lessor shall pay to Lessee all costs and expenses incurred by Lessee in connection with the enforcement of the terms, provisions, conditions or covenants of this Lease, including, but not limited to, reasonable attorneys' fees, provided that Lessee prevails in such enforcement.

     Nothing herein shall be construed as obligating Lessee to indemnify or hold harmless any party from and against the consequences of negligent or willful acts or omissions of the party to be indemnified.

     18. ENTRY BY LESSOR. Lessor reserves and shall at any and all reasonable times, after reasonable prior notice to Lessee, have the right to enter the Premises to inspect the same, alone or accompanied by representatives of utilities and/or public authorities, to supply any service to be provided by Lessor to Lessee hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises and any portion of the Building of which the Premises are a part, without abatement of rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that the business of Lessee shall not be interfered with unreasonably. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee's vaults and safes, and Lessor shall have the right to enter the Premises in an emergency and to use any and all means which Lessor may deem proper to open said doors in such emergency, and any entry to the Premises obtained by Lessor by any of said means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof.

     19. DEFAULT. If default shall be made in the payment of the rent, or any installment thereof, or in the payment of any other charge or lien required to be paid by Lessee under this Lease, or any other agreement between Lessor and Lessee, and such default shall continue for Ten (10) days after written notice thereof to Lessee, or if default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and perform hereunder and such default shall continue for Thirty (30) days after written notice thereof to Lessee, or if the interest of Lessee in this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon the Premises during the term of this Lease, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Lessee or other person, have any one or more of the following described remedies in addition to all other rights and remedies now or hereafter provided at law or in equity:

          (a) Lessor may re-enter the Premises with or without process of law and take possession of the same and expel or remove Lessee and all other parties occupying the Premises, using such force as so, without being liable to any prosecution for such re-entry or for the use of such force and without terminating this Lease, at any time and from time to time relet the Premises or any part thereof for the account of Lessee, for such term, upon such conditions and at such rental as Lessor may deem proper. In such event, Lessor shall use reasonable efforts to receive and collect the rent from such reletting and shall apply all rents actually collected against any amounts due from Lessee hereunder (including without limitation such expenses as Lessor may have incurred in recovering possession of the Premises, placing the same in good order and condition, altering or repairing the same for reletting, and all other expenses, commissions and charges, including attorneys' fees, which Lessor may have paid or incurred in connection with repossession and reletting). Lessor may execute any Lease made pursuant hereto in Lessor's name as Lessor may see fit, and Lessee thereunder shall be under no obligation to see to the application by Lessor of any rent collected by Lessor nor shall Lessee have any right to collect any rent thereunder. Whether or not the Premises are relet, Lessee shall pay Lessor all amounts required to be paid by Lessee up to the date of Lessor's re-entry and thereafter Lessee shall pay Lessor, until the end of the term hereof, the amount of all rent and other charges required to be paid by Lessee hereunder, less the proceeds of such reletting during the term hereof, if any, after payment of Lessor's expenses as provided above. Such payments by Lessee shall be due at such times as are provided elsewhere in this Lease, and Lessor need not wait until termination of this Lease to recover them by legal action or otherwise. Lessor shall not, by any re-entry or other act, be deemed to have terminated this Lease or the liability of Lessee for the total rent hereunder unless Lessor shall give Lessee written notice to Lessor's election to terminate this Lease, or;

         (b) Lessor may give written notice to Lessee of Lessor's election to terminate this Lease, reenter the Premises with or without process of law and take possession of the same, and expel or remove Lessee and all other parties occupying the Premises, using such force as may be reasonably necessary to do, without being liable to any prosecution for such re-entry or for the use of such force. In such event, Lessor shall thereupon be entitled to recover from Lessee the worth, at the time of such termination, of the excess, if any, of the rent and other charges required to be paid by Lessee hereunder for the balance of the term hereof (if this Lease had not been so terminated) over the then reasonable rental value of the Premises for the same period.

     20. WAIVER. The waiver by Lessor of any term, covenant or condition herein contained, or any default of Lessee pertaining thereto shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any forbearance by Lessor to seek a remedy for any default by Lessee be a waiver by Lessor of any of the rights and remedies of Lessor hereunder or by law granted or permitted, with respect to such, or subsequent default. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent. The waiver by Lessee of any term, covenant or condition herein contained, or any default of Lessor pertaining thereto shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any forbearance by Lessee to seek a remedy for any default by Lessor be a waiver by Lessee of any of the rights and remedies of Lessee hereunder or by law granted or permitted, with respect to such, or subsequent default.

     21. DEFAULT BY LESSOR. In the event of any default by Lessor, Lessee, before exercising any rights that it may have at law to cancel this Lease, must first send notice by certified or registered mail to Lessor at such place as Lessor has designated for the sending of notices, and Lessor shall have a reasonable opportunity to correct and cure the default.

     22. RECONSTRUCTION. In the event the Building of which the Premises are a part are damaged, then Lessor shall forthwith repair the same, provided the extent of the destruction be less than Thirty-three Percent (33%) of the then full replacement value of the Building. In the event the destruction is greater than Thirty-three Percent (33%) of said full replacement value, then Lessor shall have the option either: (1) to repair or restore such damage, this Lease continuing in full force and effect, but the rent shall be proportionately reduced while such repairs are being made, such proportionate reduction to be based upon the extent to which the damage to the Premises, or the repair thereof reduces the usable area of the Premises; or (2) give notice to Lessee at any time within Thirty (30) days after such damage, terminating this Lease as of the date specified in such notice, which date shall be no less than Thirty (30) days nor more than Sixty (60) days after the giving of such notice. In the event of giving of such notice, this Lease shall expire and all interest of Lessee in the Premises, the Building, and the Site shall terminate as of the date of the destruction, and the rent, reduced by any proportionate reduction, based upon the extent, if any, to which such damage reduced the usable area of the Premises shall be paid up to date of such termination.

     Notwithstanding anything to the contrary contained in this Section 22, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph occurs during the last Twelve (12) months of the term of the Lease Term or any extension thereof.

     Lessor shall not be required to make any repairs or replacements of any leasehold improvements or any other property installed or suffered to be installed in the Premises by Lessee.

     23. EMINENT DOMAIN. If all or any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, by written notice to the other party within Thirty (30) days of such taking, and Lessor shall be entitled to any and all income, rent, award or any interest therein whatsoever which may-be paid or made in connection with such public or quasi-public use or purpose, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. Nothing in this
Section 23 shall prohibit Lessee from filing a separate claim with the condemning authority for the value of its leasehold interest, its relocation costs or moving expenses. If a part of the Premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease within the time period provided, the rental thereafter to be paid shall be equitably reduced. Lessee may terminate this Lease by reason of taking or appropriation as above provided, only in the event such taking or appropriation shall be of an extent and nature as to substantially handicap, impede or impair Lessee's use of the Premises. If any part of the Building other than the Premises shall be so taken or appropriated, Lessor shall have the right, at its option, to terminate this Lease and shall be entitled to the entire award, as above provided.

     24. TRANSFER BY LESSOR. Lessor shall have the right to sell, convey, mortgage, pledge, hypothecate or in any other manner, transfer, or assign the interest of Lessor in the Site, the Building, the Premises and/or in the Lease. The term "Lessor" as used in this Lease, means only the owner for the time being of the Premises, or the interest of a lessor in the Premises or this Lease, and in the event of any sale, conveyance or other transfer of the Premises whether separately or as a part of the Site and/or the Building or the interest of Lessor in this Lease, Lessor shall be and hereby is entirely freed of all covenants and obligations of Lessor hereunder arising after the date of such sale, transfer, assignment or conveyance. This Lease shall not be affected by any such transfer and Lessee agrees to attorn to the purchaser or assignee.

     25. SUBORDINATION AND ATTORNMENT. This Lease and all of the rights of Lessee hereunder are and shall be subject and subordinate to the lien of any mortgage or mortgages hereinafter placed on the Premises or any part thereof, except Lessee's property or trade fixtures, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any such mortgages.

     Such subordination shall be automatic, without the execution of any further subordination agreement by Lessee. If, however, a written subordination agreement consistent with this provision, is required by a mortgagee, Lessee agrees to execute, acknowledge and deliver the same, provided that the holder of the interest to which this Lease is made subordinate agrees not to disturb the rights of Lessee to possession of the Premises as long as Lessee is not in default under the terms of this Lease. Lessee shall deliver to Lessor such written subordination agreement no later than 15 days after Lessor's request for such agreement. The failure by Lessee to deliver such agreement within such period shall be deemed a default under this Lease without the benefit of any grace or cure periods.

     In the event of any foreclosure of any mortgage placed at any time on the Site, Building or Premises by Lessor, by a voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Lessee, at the request of the then first mortgagee or purchaser in foreclosure as Lessee's Lessor under this Lease, agrees to attorn to such first mortgagee or purchaser in foreclosure and to execute and deliver at any time upon request of such first mortgagee, purchaser, or their successors, any instrument reasonably necessary to further evidence such attornment. Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such mortgage foreclosure.

     26. LESSEE'S ESTOPPEL LETTER. Lessee agrees at any time, from time to time, upon not less than Ten (10) days prior written request by Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modification), and the dates to which the basic rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or mortgage or assignee of any mortgage upon the fee of the Premises and/or the Building and/or Site.

     In the event, the interest of Lessee in and to the Premises and this Lease is terminated whether by lapse of time or otherwise, Lessee shall execute and deliver to Lessor, promptly on demand, all documents reasonably requested by Lessor to evidence such termination; including without limitation a recordable release and cancellation of this Lease. The failure of Lessee to so execute and deliver such documents shall in no way affect the termination of this Lease and the interest of Lessee in and to the Premises.

     27. SEVERABILITY. The legal invalidity or unenforceability of any one or more of the provisions of this Lease shall in no way affect the validity of any other provisions hereof or of the Lease as a whole.

     28. DEFINED TERMS AND MARGINAL HEADINGS. The words, "Lessor" and "Lessee", as used herein shall include the plural, as well as singular. Words used in masculine gender include the feminine and neuter. If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several. The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     29. TIME IS OF THE ESSENCE. Time is of the essence of this Lease and each and all of its provisions.

     30. SUCCESSORS AND ASSIGNS. This Lease and the covenants, terms, conditions and provisions hereof, shall be binding upon the respective parties hereto and to their respective successors, assigns and personal representatives and shall inure to the benefit of said respective parties hereto and their said respective successors, assigns and personal representatives. Wherever in this Lease a reference to any of the parties hereto is made, such reference shall be deemed to include, wherever applicable and even though not expressly stated, also a reference to the successors, assigns and personal representatives of such party, as the case may be, the same if in every case expressly stated. The phrase "successors and assigns" is used in this Lease in its broadest possible meaning and includes, in addition to administrators, trustees, conservators, every person, firm, corporation or other entity succeeding to the interest in or to this Lease, or any party thereof described or referred to herein or any part hereto, or of any of the successors or assigns of any such party, whether such succession results from the act of a party in interest, occurs by operation of law or is the effect of the operation of law together with any act(s) of any such party or parties.

     31. ATTORNEY'S FEES. In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover for the fees of its attorneys in such action or proceeding such amount as the Court may adjudge reasonable as attorney's fees.

     32. NOTICE. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands shall be effective and deemed delivered upon actual receipt. All notices and demands shall be sent by (a) United States certified or registered mail, postage prepaid, return receipt requested, (b) messenger or courier service, or
(c) facsimile, in all cases addressed (i) if to Lessor at 3265 Meridian Parkway, Suite 100, Ft. Lauderdale, Florida 33331, Attention: President, with a copy to c/o CMD Corporation, 227 West Monroe Street, Suite 3900, Chicago, Illinois 60606, Attention: General Counsel, or to such other person or place as Lessor may from time to time designate in a notice to Lessee, and (ii) if to Lessee at the Premises, with a copy to 2200 East Golf Road, Des Plaines, Illinois 60016,
Attention: President, or to such other person or place as Lessee may from time to time designate in a notice to Lessee.

     33. REPRESENTATIONS AND WARRANTIES OF LESSOR. In order to induce Lessor to enter into this Lease, Lessor represents and warrants that:

          (a) Lessor is fully authorized to lease the Premises, and has good and marketable title to the Site.

          (b) There are no condemnation or similar proceedings presently pending, nor to the best of Lessor's knowledge threatened, with respect to the Premises or any part thereof.

          (c) There are no legal actions, suit or proceedings pending, or to the best of Lessor's knowledge threatened, against Lessor which would have a material adverse impact on the Premises, before any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality.

     34. MODIFICATION. This Lease may be modified only by written agreement signed by Lessor and Lessee.

     35. EFFECTIVENESS. This Lease shall not become effective until executed by both Lessor and Lessee.

     36. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice with notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by Lessor. Lessee shall not place anything or allow anything to be placed near the glass of any window, door partition, or wall which may appear unsightly from outside the Premises.

     37. WAIVER OF TRIAL BY JURY. Each party waives a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors or assigns arising out of, or in any way connected with this Lease, or any of its provisions, pertaining to Lessee's use or occupancy of the Demised Premises and/or any claim of injury or damage, provided, however, that said waiver shall not be effective to the extent that it prejudices any insurance coverage required to be provided hereunder.

     38. LESSOR WAIVER. Anything to the contrary notwithstanding, in the event any environmental hazard is discovered on or about the Premises that relates to any violation or obligation under any applicable environmental laws, and was not caused by Lessee, its contractors or agents, then Lessee shall have no liability, and Lessor hereby waives all claims against Lessee, in connection with such environmental hazard.

     39. GOVERNING LAW. This Lease and the rights of the parties hereto shall be interpreted and determined in accordance with the laws of Florida.

     40. ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties and supersedes all prior agreements between the parties hereto.

     41. RESOLUTION. Lessee shall contemporaneously with the execution and delivery of this Lease, also deliver to Lessor a copy of a Resolution of the Board of Directors of Lessee, specifically authorizing those of Lessee's officers whose names are subscribed hereto to enter into this Lease with Lessor named herein. Such Resolution shall make reference to this Lease, the Premises, lease term and rental reserved, shall be duly certified to by the Secretary of said Board of Directors and shall be appended hereto as Schedule 1.

     42. FORCE MAJEURE, ETC. Notwithstanding anything contained in this Lease to the contrary: except as otherwise provided in Section D of this Lease, Lessor's obligations hereunder shall be excused to the extent that and during such time as Lessor is prevented from discharging such obligations by acts of God, strikes, material shortages or any other reason beyond Lessor's control; Lessee will not avail itself of any remedy provided at law or in equity until Lessor fails to cure any default on the part of Lessor within thirty days after its receipt of written notice of such default from Lessee; and Lessor and Lessee agree that, without limitation of any of the remedies of Lessor under Section 19 of this

Lease, in no event shall Lessor or Lessee be liable to the other for any consequential or incidental damages.

     43. EXCULPATION. Neither the partners, if Lessor is a partnership, or if Lessor is a trustee of a trust, the beneficiaries of such trust, nor the shareholders (nor any of the partners comprising same) directors or officers of any of the foregoing (collectively, the "Parties") shall be liable for the performance of Lessor's obligations under this Lease. Lessee shall look solely to Lessor to enforce Lessor's obligations hereunder and shall not seek any damages against the rest of the Parties. The liability of Lessor for Lessor's obligations under this Lease shall not exceed and shall be limited to the value of Lessor's interest in the Premises and Lessee shall not look to the property or assets of any of the Parties in seeking either to enforce Lessor's obligations under this Lease or to satisfy a judgment for Lessor's failure to perform as such obligation.

     44. BROKERS. Lessor and Lessee each respectively represent and warrant to the other that neither has employed the services of any real estate broker or any similar agent for the purposes of procuring this Lease, other than ComReal Ft. Lauderdale ("Broker"). Lessor shall be responsible for and pay Broker all commissions due and owing under separate agreement between Lessor and Broker including, in the event Lessee exercises its Purchase Option hereunder, a commission equal to 2% of the purchase price, payable at closing. In the event either party hereto has so employed any such broker or agent, other than Broker, the party responsible for such employment shall indemnify, defend and hold the other forever harmless from and against any commissions, fees, brokerage or other compensation and for any claims for any such commissions, fees, brokerage or other compensation arising out of this Lease, and/or such employment.

     46.  GUARANTY.

          (a) United Stationers Inc., a Delaware corporation ("USI"), simultaneously with the execution and delivery of this Lease by Lessee, has executed and delivered to Lessor a guaranty of the obligations of Lessee under this Lease.

          (b) Lessee shall deliver to Lessor, within 75 days after the end of each fiscal year of USI, a balance sheet, income statement and statement of change in financial position, for USI, each prepared in accordance with generally accepted accounting principles and certified by a nationally recognized independent accounting firm, but only if the shares of USI cease to publicize on a public stock exchange or in the over-the-counter market.

     47. EXHIBITS AND SCHEDULES. The following Exhibits and Schedules are attached hereto and expressly made a part hereof, to wit;

          Exhibit A - Description of Site
          Exhibit B - Plans
          Exhibit C - General Construction Warranty
          Exhibit D - Real Estate Purchase Agreement

          Schedule 1 - Lessee's Resolution

                                  EXHIBIT A

                                     SITE

          DESCRIPTION:
          -----------

          A portion of Tract "A" of the plat. "WESTON PARK OF COMMENCE, PLAT ONE", as recorded in flat Book 138, Page 1 of the Public Records of Broward County, being more particularly described as follows:

          BEGINNING at the Southeast corner of Parcel "B", as shown on said plat; thence N 01degrees 54degrees 15degrees E, along the East line of said Parcel "N", a distance of 252.79 feet; thence N 10degrees 29degrees 23degrees E, continuing along said East line, a distance of
          294.63 feet; thence N 88 degrees 37degrees 34degrees E, a distance of
          858.50 feet to a point of intersection with the Westerly right-of-way line of "Enterprise Avenue" as described in Official Records Book 16775, Page 506 of the Public Records of Broward County, Florida, thence Southerly along said Westerly right-of-way line and along the arc of a curve to the left, whose radius point bears N 88degrees 53degrees 23degrees, having a radius of 2778.0 feet, a central angle of 83degrees 27degrees 02degrees, an arc length of 167.30 feet to a point of tangency; thence S 04degrees 33degrees 39degreesE, continuing along said Westerly right-of-way line, a distance of 167.17 feet to a point of curvature; thence continuing Southerly along said Westerly right-of-way line, along the arc of a curve to the left having a radius of 1035.54 feet, a central angle of 83degrees 53degrees 02degrees, an arc distance of 99.05 feet to a point of tangency; thence S 10degrees 02degrees 28degrees E, continuing along said Westerly right-of-way line, a distance of 88.60 feet to a point of curvature; thence Southwesterly along the arc of a curve to the right having a radius of 33.00 feet, n central angle of 84degrees 40degrees 48degrees, an arc distance of 2.69 feet to a point of compound curvature and the Northerly right-of-way line of "South Post Road", as shown on said plat; thence Southwesterly along the arc of a curve to the right having a radius of 1846.14 feet, a central angle of 87degrees 90degrees 59degrees, an arc distance of 44.56 feet to a point; thence S 7degrees 32degrees 14degrees E, a distance of 12.00 feet to a point on curve; thence Southwesterly along the arc of a curve to the right, whose radius point bears N 7degrees 32degrees 14degrees W, having a radius of 1858.14 feet, a central angle of 7degrees 8degrees 59degrees, an arc distance of 287.55 feet to a point of tangency; thence 89degrees 28degrees 43degrees N, a distance of
          781.22 feet to the POINT OF BEGINNING, the previous four courses and distances being along the Northerly right-of-way line of "South Post Road", as shown on said plat.

          Said Lands situate in Broward County, Florida.

          Containing 501,440 Square Feet / 11.5117 Acres, more or less.

          Subject to ????, Restrictions, Reservations, Covenants, and Right-of-Way of Record.

                                   EXHIBIT B

                                     PLANS

                               UNITED STATIONERS
                               -----------------
                               List of Drawings
                               ----------------


ARCHITECTURAL DRAWINGS

Drawing #      Title                                                Date
- ---------      -----                                                ----
A0-0           Cover sheet                                          12-30-92
A2-1           Floor plan                                           12-30-92
A3-1           Exterior elevations                                  12-30-92
A3-2           Wall sections                                        12-30-92
A5-1           Enlarged plan/interior elevations/reflected
               ceiling plan                                         12-30-92
A8-1           Exterior details                                     12-30-92
A9-1           Finish and door schedule                             12-30-92

STRUCTURAL DRAWINGS

Drawing #      Title                                                Date
- ---------      -----                                                ----
S-1            Foundation plan                                      12-30-92
S-2            Roof framing plan                                    12-30-92
S-3            Foundation details                                   12-30-92
S-4            Roof framing details                                 12-30-92
S-5            Panel reinforcement and details                      12-30-92
S-6            Structural notes                                     12-30-92

MECHANICAL DRAWINGS

Drawing #      Title                                                Date
- ---------      -----                                                ----
M-1            Warehouse plumbing and HVAC                          12-30-92
M-2            Plumbing floor plan and risers                       12-30-92
M-3            HVAC ceiling plan and schedules                      12-30-92

ELECTRICAL DRAWINGS

Drawing #      Title                                                Date
- ---------      -----                                                ----
E-1            Site plan                                            12-30-92
E-2            Office power and lighting                            12-30-92
E-3            Warehouse power                                      12-30-92
E-4            Warehouse lighting                                   12-30-92
E-5            Electrical details                                   12-30-92

                                   EXHIBIT C

                         GENERAL CONSTRUCTION WARRANTY

4.5  WARRANTY

4.5.1 The Contractor warrants to the Owner that all materials and equipment furnished under this Contract will be new unless otherwise specified, and that all Work will be of good quality, free from faults and defects and in conformance with the Contract Documents. All Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. If required by the Owner, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment. This warranty is not limited by the provisions of Paragraph 13.2.

13.2 CORRECTION OF WORK

13.2.1 The Contractor shall promptly correct all Work rejected by the Owner as defective or as failing to conform to the Contract Documents whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear all costs of correcting such rejected Work, including compensation for the Architect's additional services made necessary thereby.

13.2.2 If, within one year after the Date of Substantial Completion of the Work or designated portion thereof or within one year after acceptance by the Owner of designated equipment or within such longer period of time as may be prescribed by law or by the terms of any applicable special warranty required by the Contract Documents, any of the Work is found to be defective or not in accordance with the Contract Documents, the Contractor shall correct it promptly after receipt of a written notice from the Owner to do so unless the Owner and Lessee have previously given the Contractor a written acceptance of such condition. This obligation shall survive termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

13.2.3 The Contractor shall remove from the site all portions of the Work which are defective or non-conforming and which have not been corrected under Subparagraphs 4.5.1, 13.2.1 and 13.2.2, unless removal is waived by the Owner.

13.2.4 If the Contractor fails to correct defective or non-conforming Work as provided in Subparagraphs 4.5.1, 13.2.1 and 13.2.2, the Owner may correct it in accordance with Paragraph 3.4.

13.2.5 If the Contractor does not proceed with the correction of such defective or non-conforming Work within a reasonable time fixed by written notice from the Owner, the Owner may remove it and may store the materials or equipment at the expense of the Contractor. If the Contractor does not pay the cost of such removal and storage within ten days thereafter, the Owner may upon ten additional days' written notice sell such Work at auction or at private sale and shall account for the net proceeds thereof, after deducting all the costs that should have been borne by the Contractor, including compensation for the Architect's additional services made necessary thereby. If such proceeds of sale do not cover all costs which the Contractor should have borne, the difference shall be charged to the Contractor and an appropriate Change Order shall be issued. If the payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

13.2.6 The Contractor shall bear the cost of making good all work of the Owner or separate contractors destroyed or damaged by such correction or removal.

13.2.7 Nothing contained in this Paragraph 13.2 shall be construed to establish a period of limitation with respect to any other obligation which the Contractor might have under the Contract Documents, including Paragraph 4.5 hereof. The establishment of the time period of one year after the Date of Substantial Completion or such longer period of time as may be prescribed by law or by the terms of any warranty required by the Contract Documents relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which his obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor's liability with respect to his obligations other than specifically to correct the Work.

3.4  OWNER'S RIGHT TO CARRY OUT THE WORK

3.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within seven days after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, after seven days following receipt by the Contractor of an additional written notice and without prejudice to any other remedy he may have, make good such deficiencies. In such case an appropriate Change Order shall be issued deducting from the payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect's additional services made necessary by such default, neglect or failure. If the payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

                            GAF BUILDING MATERIALS

                               LIBERTY GUARANTEE

                   [FORM OF LIBERTY GUARANTEE APPEARS HERE]

                                  [SPECIMIN]

                            GAF BUILDING MATERIALS

                               LIBERTY GUARANTEE

                   [FORM OF LIBERTY GUARANTEE APPEARS HERE]

                                  [SPECIMIN]

                                EXHIBIT D

                            PURCHASE AGREEMENT
                            ------------------

     THIS AGREEMENT is made as of [insert date on which Buyer executes and delivers this Agreement and the Earnest Money Deposit pursuant to section H the Lease], by and between UNITED STATIONERS SUPPLY CO., an Illinois corporation, 2200 East Golf Road, Des Plaines, Illinois, 60016-1267 ("Buyer"), and [insert name of Lessor under the Lease as of date of this Agreement] ("Seller").

                                WITNESSETH:

     The parties agree as follows:

     1.  Sale of Property. Buyer agrees to purchase and Seller agrees to
         ----------------
         sell on the terms set forth herein the land located in Broward County, Florida, legally described on Exhibit A attached hereto, consisting of approximately 11.5 acres, which is improved with an approximately 150,000 square feet industrial building and together with the building, improvements, fixtures, and other items of personal property owned by Seller and located thereon, used in conjunction with the operation of said building. All of the above is hereinafter referred to as the "Premises".

     2.  Purchase Price. The purchase price agreed upon is Six Million
         --------------
         Eight Hundred Fifty and 00/100 Dollars ($6,850,000.00) to be paid as follows:

         A. Three Hundred Forty-Two Thousand Five Hundred 00/100 Dollars ($342,500.00) as earnest money concurrently herewith, receipt of which is hereby acknowledged.

         B. The balance of Six Million Five Hundred Seven Thousand Five Hundred and 00/100 Dollars ($6,507,500.00), in cashiers or certified checks or by wire transfer of funds, at closing.

     3.  Title. Subject to performance by the Buyer, the Seller agrees to
         -----
         execute and deliver a Warranty Deed conveying marketable title to said Premises subject only to the following exceptions.

         A. Building and zoning laws, ordinances, state and federal regulations;

         B. Restrictions relating to use or improvement of the Premises without effective forfeiture provision;

         C.  General taxes for the year 1993 and subsequent years;

         D.  Special taxes and assessments;

         E. Covenants, conditions, restrictions and easements set forth in that certain Declaration of Covenants, Conditions, Restrictions, and Easements of the Meridian Business Campus at Weston, dated May 17, 1989, recorded on August 4, 1989 in the Official Records Book 165654, Pages 386-420, of Broward County, Florida under Clerk's File No: 89312588.

         F. The matters set forth on Exhibit B attached hereto and made a part hereof; and

         G. All covenants, conditions, restrictions, easements and other matters of record which do not materially adversely affect the Premises.

     4.  Title Evidence/Conditions and Stipulations. Seller shall deliver
         -------------------------
         or cause to be delivered to Buyer or Buyer's agent, at Seller's cost, notless than 10 days prior to the time of closing, a title commitment for an owner's title insurance policy issued by a title insurance company authorized to issue title insurance in the State of Florida in the amount of the purchase price, covering title to the real estate on or after the data hereof, showing title in the intended grantor subject only to (a) the general exceptions contained in the policy, (b) the title exceptions set forth above, and (c) title exceptions pertaining to liens or encumbrances of definite or ascertainable amount which may be removed by the payment of money at the time of closing and which the Seller may so remove at that time by using the funds to be paid upon the delivery of the deed (all of which are herein referred to as the permitted exceptions). The title commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the permitted exceptions in foregoing items
         (b) and (c) and unpermitted exceptions, if any, as to which the title insurer commits to extend insurance in the manner specified below.

         If Seller fails to obtain the commitment for title insurance specified above within the specified time, Buyer may, upon notice to Seller within 10 days after the earlier of receipt of the actual title commitment delivered by Seller, or within 10 days after the date on which Seller was required to deliver, and Seller fails to deliver, the title commitment, terminate this contract or may elect to take title as it then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount, in which event such liens or encumbrances shall be paid in full by Buyer at the closing. If Buyer does not so elect, this contract shall become null and void without further actions of the parties.

     5.  Closing Date. The time of the closing shall be on [insert date
         ------------
         which is next preceding the 10th anniversary of Commencement Date], unless subsequently agreed otherwise, at the office of the title ???? in Fort Lauderdale, Florida, provided that all the conditions precedent have been satisfied. Possession shall be delivered to Buyer at closing.

     6.  Survey. Not less than fifteen (15) days before the date of
         ------
         closing, Seller shall deliver to Buyer, at Seller's cost, a survey of the Premises certified to Buyer and any title insurance company chosen by Buyer, by a surveyor registered in the State of Florida showing capped and flagged pipestakes at appropriate boundary reference locations and showing the present location of all improvements on the land, and showing no encroachments upon or by the subject premises, and all easements, fences, building lines and access to public roads.

     7.  Prorations. [intentionally omitted]
         ----------

     8.  Closing Documents. At closing Seller shall deliver to Buyer, in
         -----------------
         addition to the Warranty Deed referred to above, the following:

         A. Affidavit of Title covering the period from the date of the report of title to the date of closing in form reasonably acceptable to Buyer's counsel and to the title insurance company selected by Buyer, if any;

         B. A certificate dated as of the closing date that there are no unreleased financing statements on file, and not lapsed, in the proper office of Broward County and the office of the Florida Secretary of State, affecting the fixtures or improvements on the land, or any property involved in this transaction; and

         C. All other documents customarily required or appropriate to consummate this transaction.

     9.  Representations of Seller. Seller represents and warrants that,
         -------------------------
         except to the extent disclosed by Seller or to the knowledge of Buyer,

         A. There are no actions, suits, or other legal proceedings presently pending or to the knowledge of Seller threatened against the Premises.

         B. There are no judgments, liens, encumbrances, or charges against the Seller, that there are no creditors bills or such proceedings pending against it which may or can be a charge or encumbrance against the Premises;

         C. Seller's performance of this Agreement will not constitute a default under any agreement by which the Premises might be bound;

         D. The Seller does not have knowledge of any pending condemnation, rezoning or other land use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use and operation of the Premises for its intended purpose;

         E. The documents executed by the Seller that are to be delivered to the Buyer at closing are, at the closing will be, duly authorized, executed and delivered by the Seller; are, and at the closing will be, legal, valid and binding obligations of the Seller; are, and at the closing will be, sufficient to convey title if they propose to do so; and do not, and at the closing will not, violate any provisions of any agreement to which the Seller is a party or to which it is subject; and

         F. At the closing there will be no outstanding contracts made by the Seller for any improvements to the Premises that have not been fully paid, and the Seller shall cause to be discharged all mechanics or materialmen's liens arising from any labor or material furnished to the premises at the request of Seller, and not the obligation of Buyer, prior to the closing.

     10.  Entire Agreement. This instrument constitutes the entire
          ----------------
          agreement between the Buyer and the Seller and there are no agreements, understandings, warranties, or representations between them except as set forth herein. This Agreement cannot be amended except by a writing executed by the Buyer and the Seller.

     11.  Binding Effect. This Agreement will inure to the benefit of and
          --------------
          bind the respective successors and permitted assigns of the parties hereto.

     12.  Material Damage. [Intentionally Omitted].
          ---------------

     13.  Condemnation. [Intentionally Omitted].
          ------------

     14.  Escrow Closing. This sale may be closed through escrow with a
          --------------
          selected title company in Fort Lauderdale, Florida, in accordance with the general provisions of the usual form of escrow agreement then in use by such title company for transactions similar to this with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of the purchase price other than the earnest money, and delivery of the deed and other documents shall be made through the escrows. The cost of the escrow shall be paid by Seller.

     15.  Miscellaneous.
          -------------
          A.  Time is of the essence of this Agreement.

          B. All notices herein required shall be in writing and shall be served on the parties at the addresses following their signatures. The mailing of a notice by registered or certified mail, return receipt requested, shall be sufficient service and shall be effective upon mailing.

          C. Seller agrees to pay a brokerage commission to TJT Enterprises of Broward, Inc. d/b/a Cornreal Ft. Lauderdale equal to 2% of the Purchase Price earned as a result of this transaction (provided that the sale and purchase of the Premises is consummated), and to indemnify and hold Buyer harmless therefrom.

          D. Seller shall pay the amount of any state deed tax imposed by state law on the transfer of the title, and the cost of all title insurance and surveys required to be delivered by Seller hereunder.

     16.  Survival of Representations. The representations and warranties
          ---------------------------
          made in paragraph 10 B, D and E shall survive the closing.

     17.  Remedies. In the event that Buyer defaults under the terms of
          --------
          this Agreement, Seller shall have the right to retain the earnest money deposit and seek damages against Buyer and all guarantors of the obligations of Buyer hereunder.

     18.  Exculpation. Neither the partners, if Seller is a partnership, or
          -----------
          if Seller is a trustee of a trust, the beneficiaries of such trust, nor the shareholders (nor any of the partners comprising same) directors or officers of any of the foregoing (collectively, the "PARTIES") shall be liable for the performance of Seller's obligations under this Agreement. Buyer shall look solely to Seller to enforce Seller's obligations hereunder and shall not seek any damages against the rest of the Parties. The liability of Seller for Seller's obligations under this Agreement shall not exceed and shall be limited to the greater of the Barnest Money Deposit or the value of Seller's interest in the Premises, and Buyer shall not look to the property or assets of any of the Parties in seeking either to enforce Seller's obligations under this

          Agreement or to satisfy a judgment for Seller's failure to perform as such obligation.

                                       BUYER

                                       UNITED STATIONERS SUPPLY CO.

                                       By: ____________________________

                                       Its ____________________________

                                             2200 East Golf Road
                                             Des Plaines, Illinois 60016-1267



                                       SELLER

                                       By: ____________________________

                                       Its ____________________________



Date of Execution by Seller:

____________________________

                                EXHIBIT A

                                PREMISES

          DESCRIPTION
          -----------

          A portion of Tract "A" of the plat. "WESTON PARK OF COMMENCE, PLAT ONE", as recorded in flat Book 138, Page 1 of the Public Records of Broward County, being more particularly described as follows:

          BEGINNING at the Southeast corner of Parcel "B", as shown on said plat; thence N 01degrees 54degrees 15degrees E, along the East line of said Parcel "N", a distance of 252.79 feet; thence N 10degrees 29degrees 23degrees E, continuing along said East line, a distance of
          294.63 feet; thence N 88degrees 37degrees 34degrees E, a distance of
          858.50 feet to a point of intersection with the Westerly right-of-way line of "Enterprise Avenue" as described in Official Records Book 16775, Page 506 of the Public Records of Broward County, Florida, thence Southerly along said Westerly right-of-way line and along the arc of a curve to the left, whose radius point bears N 88degrees 53degrees 23degrees, having a radius of 2778.0 feet, a central angle of 83degrees 27degrees 02degrees, an arc length of 167.30 feet to a point of tangency; thence S 04degrees 33degrees 39degreesE, continuing along said Westerly right-of-way line, a distance of 167.17 feet to a point of curvature; thence continuing Southerly along said Westerly right-of-way line, along the arc of a curve to the left having a radius of 1035.54 feet, a central angle of 83degrees 53degrees 02degrees, an arc distance of 99.05 feet to a point of tangency; thence S 10degrees 02degrees 28degrees E, continuing along said Westerly right-of-way line, a distance of 88.60 feet to a point of curvature; thence Southwesterly along the arc of a curve to the right having a radius of 33.00 feet, n central angle of 84degrees 40degrees 48degrees, an arc distance of 2.69 feet to a point of compound curvature and the Northerly right-of-way line of "South Post Road", as shown on said plat; thence Southwesterly along the arc of a curve to the right having a radius of 1846.14 feet, a central angle of 87degrees 90degrees 59degrees, an arc distance of 44.56 feet to a point; thence S 7degrees 32degrees 14degrees E, a distance of 12.00 feet to a point on curve; thence Southwesterly along the arc of a curve to the right, whose radius point bears N 7degrees 32degrees 14degrees W, having a radius of 1858.14 feet, a central angle of 7degrees 8degrees 59degrees, an arc distance of 287.55 feet to a point of tangency; thence 89degrees 28degrees 43degrees N, a distance of
          781.22 feet to the POINT OF BEGINNING, the previous four courses and distances being along the Northerly right-of-way line of "South Post Road", as shown on said plat.

          Said Lands situate in Broward County, Florida.

          Containing 501,440 Square Feet / 11.5117 Acres, more or less.

          Subject to ????, Restrictions, Reservations, Comments, and Right-of-Way of Record.

                                   Exhibit B

2. Declaration of Covenants filed August 4, 1982 in Official Records Book 10329, at Page 155, Supplemental Declaration of Covenants filed December 21, 1983 in Official Records Book 11355, at Page 680, Amended and Restated Declaration of Covenants filed May 17, 1985 in Official Records Book 12546, at Page 921, as affected by Supplemental Declaration filed May 5, 1989 in Official Records Book 16416, at Page 143 and Amendment Withdrawing Property filed May 5, 1989 in Official Records Book 16416, at Page 158.

    Note: The property insured herein was withdrawn from the provisions of the Amended and Restated Declaration of Covenants pursuant to the Amendment Withdrawing Property and resubmitted to the provisions of the Amended and Restated Declaration of Covenants pursuant to the Supplemental Declaration solely for the purpose of levying assessments for entrance features and landscaping. The lien of any assessments is specifically subordinated to the lien of the mortgage insured hereunder.

3. Restrictions contained in Exhibit B of Special Warranty Deed from Arvida Corporation to Tishman Speyer-Equitable South Florida Venture dated December 15, 1983 and filed December 21, 1983 in Official Records Book 11355, at Page 692 and Amendment No. 1 to Special Warranty Deed filed December 15, 1987 in Official Records Book 15038, at Page 116, as affected by instrument filed September 14, 1987, in Official Records Book 14796, at Page 666.

    Note: The breach or violation of the restrictions set forth above will not result in a reversion of title of the property insured herein.

4. Water and Waste Water Capacity Reservation Agreement filed October 6, 1986 in Official Records Book 13790, at Page 853, as affected by instrument filed September 29, 1989 in Official Records Book 16804, at Page 446.

    Note: The rights set forth above regarding capacity reservation have been collaterally assigned to Wells Fargo Realty Advisors Funding Incorporated.

5.  Ordinance No. 87-79 filed November 23, 1987 in Official

    Records Book 14978, at Page 184, Ordinance No. 88-30 filed July 19, 1988 in Official Records Book 15616, at Page 517, Ordinance No. 88-31 filed July 19, 1988 in Official Records Book 15616, at Page 557, Ordinance No. 88-32 filed July 19, 1988 in Official Records Book 15616, at Page 604 and Ordinance No. 88-33 filed July 19, 1988 in Official Records Book 15616, at Page 629.

6.  Intentionally Omitted.

7.  Matters appearing on the Plat of Weston Park of Commerce

8. Declaration of Covenants, Conditions, Restrictions and Easements of the Meridian Business Campus at Weston by Donald R. Hall, as Trustee dated May 17, 1989 and filed August 4, 1989 in Official Records Book 16654, at Page 386, except that the rights of Declarant thereunder to purchase the property shall have been deemed waived.

9. Easement granted to Broward County by instrument dated August 4, 1989 and filed September 20, 1989 in Official Records Book 16775, at Page 522.

10. Terms and provisions of Revocable License Agreement filed October 19, 1989 in Official Records Book 16857, at Page 409, as assigned to the Meridian Business Campus at Weston Owner's Association.

11. Easement granted to Indian Trace Community Development District dated August 4, 1989 and filed October 19, 1989 in Official Records Book 16859, at Page 414.

12. Easement granted to Florida Power and Light Company by instrument dated September 1, 1989 and filed December 6, 1989 in Official Records Book 16980, at Page 437.

14. The Deed Restriction set forth on Exhibit 8-1 attached hereto and made a part hereof.

15.  All other matters approved by Purchaser.

                                  EXHIBIT B-1

                               DEED RESTRICTION

     Notwithstanding anything herein or elsewhere to the contrary, no buildings or other structures may be developed (as such term is hereinafter defined) on the land conveyed by this deed, by either the grantee hereof or any other person or party for any purpose whatsoever, except that buildings and other structures may be developed on the land conveyed by this deed consistent with the following: not more than zero (0) gross square feet of building area may be developed for office uses (as hereinafter defined); not more than zero (0) gross square feet of building area may be developed for hotel uses (as hereinafter defined); not more than zero (0) gross square feet of building area may be developed for commercial uses (as hereinafter defined); not more than 210,000 gross square feet of building area may be developed for industrial uses (as hereinafter defined); and not more than zero (0) square feet of building area may be developed for Retail Uses (as hereinafter defined). The term "developed" shall mean the use or operation of any of the land in question, as well as each of the following: the commencement of construction upon any land, or the filing for a site plan approval or the filing of any other application to a governmental authority (other than for the filing of a plat or an amendment to the DO (as hereinafter defined) or a new development order in lieu thereof), or the obtaining of a building permit, in each case where such act is done in contemplation of the construction of any building area or other structures on the land in question (excluding the filling of any ditches, the excavation of any lakes, the storage of any fill material or muck from such excavation, the erection of any signs or the performance of any site work on the land which does not require a governmental permit). The definition of the terms "office uses", "hotel uses", "commercial uses" and "industrial uses" shall be as set forth in (and as permitted by the terms of) the Development Order enacted October 27, 1987, being Resolution No. 87-79 of the Board of County Commissioners of Broward County (the "DO"), except that commercial uses shall be deemed to exclude any and all uses which are Retail Uses, and except that industrial uses shall be deemed to include the use of any space in a building which is physically constructed and utilized consistent (in all respects) with the following criteria: (i) the building is only one or two stories in height; (ii) the building has one or more grade level or dock height truck door(s); (iii) the building is used for single or multi-tenant occupancy; and (iv) the uses in the building will include a variety of uses including office, showroom, service/distribution, storage/warehouse and light assembly. The term "Retail Uses" shall have the meaning ascribed thereto pursuant to that certain Special Warranty Deed from Arvida Corporation to Tishman Speyer-Equitable South Florida Venture dated December 15, 1983, and recorded as Document No. 83-416421 in Official Records Book 11355, Page 692 of the Public Records of Broward County, Florida, as amended by that certain Amendment No. 1 to Special Warranty Deed dated November 23, 1987 and recorded as Document No. 87521577 in Official Records Book 15038, Page 116 of Broward County, Florida.

     The foregoing restrictive covenant shall be deemed to be a covenant running with the land conveyed by this deed, and shall be enforceable against the grantee (and its successors and assigns) by either the grantor hereunder, or by CMD Broward Associates I, an Illinois limited partnership and by such of its successors and assigns to which the full right of enforcement of such restrictive covenant shall have been expressly assigned in writing (singularly, a "Beneficiary", and collectively, the "Beneficiaries"), each of which Beneficiaries are hereby made express and intended third party beneficiaries of such restriction. Any action or proceeding to enforce this restrictive covenant may be brought by a single Beneficiary, without the need of all of the Beneficiaries. The foregoing restrictive covenant may only be modified by a written instrument in recordable form duly executed by either the grantor hereunder or such successor of the grantor hereunder to which the right to modify such restrictive covenant shall have been expressly assigned in writing, or by both of the Beneficiaries.

                        FIRST AMENDMENT TO LEASE

This AGREEMENT is made on this 17th day of July, 1993 between CMD FLORIDA FOUR
                               ----        ----
LIMITED PARTNERSHIP, an Illinois limited partnership ("Lessor"), and UNITED STATIONERS SUPPLY CO., an Illinois corporation ("Lessee").

     A. Lessor and Lessee entered into a Lease, dated February 1, 1993, pursuant to which Lessor agreed to improve and lease to Lessee, and Lessee agreed to lease from Lessor, certain real property located in Meridian Business Campus at Weston, Broward County, Florida ("Lease").

     B. Lessor and Lessee desire to provide for certain rights and obligations with respect to expansion of the improvements located on the leased premises.

     Lessor and Lessee agree as follows:

     1. Site. Exhibit A to the Lease is hereby replaced with Exhibit A attached hereto. All references in the Lease to Exhibit A shall be deemed to refer to Exhibit A attached hereto, and all references in the Lease to the Site shall be deemed to refer to the real estate as described in Exhibit A attached hereto.

     2. Plans. Exhibit B to the Lease is hereby replaced with Exhibit B attached hereto. All references in the Lease to Exhibit B attached hereto, and all references in the Lease to the Plans shall be deemed to refer to the plans as described in Exhibit B attached hereto.

     3. BASE RENT. Section E(1) of the Lease is hereby deleted and the following substituted in its place:

         "(1) Annual Base Rent. Lessee shall pay base rent to Lessor at the following annual rates ("Annual Base Rent") applicable during each of the following respective periods:

               (a) During the period commencing on and including the Commencement Date and ending on and including the date next preceding the 1st anniversary of the Commencement Date, the Annual Base Rent shall be $504,900.00.

               (b) During the period commencing on and including the 1st anniversary of the Commencement Date and ending on and including the date next preceding the 3rd anniversary of the Commencement Date, the Annual Base Rent shall be $512,400.00.

               (c) During the period commencing on and including the 3rd anniversary of the Commencement Date and ending on and including the date next preceding the 6th anniversary of the Commencement Date, the Annual Base Rent shall be $563,400.00.

               (d) During the period commencing on and including the 6th anniversary of the Commencement Date and ending on and including the date next preceding the 9th anniversary of the Commencement Date, the Annual Base Rent shall be $617,400.00.

               (e) During the period commencing on and including the 9th anniversary of the Commencement Date and ending on and including the date next preceding the 10th anniversary of the Commencement Date, the Annual Base Rent shall be $678,900.00."

     4. BROKERS. Section 44 of the Lease is deleted and the following substituted in its place:

     "44. BROKERS. Lessor and Lessee each respectively represent and warrant to the other that neither has employed the services of any real estate broker or any similar agent for the purpose of procuring this Lease, other than ComReal Ft. Lauderdale ("Broker"). Lessor shall be responsible for and pay Broker all commissions due and owing under separate agreement between Lessor and Broker including, in the event Lessee purchases the Premises, a commission equal to 2% of the purchase price, payable at closing. In the event either party hereto has so employed any such broker or agent, other than Broker, the party responsible for such employment shall indemnify, defend and hold the other forever harmless from and against any commissions, fees, brokerage or other compensation and for any claims for any such commissions, fees, brokerage or other compensation arising out of this Lease, and/or such employment."

     5.  The following is added as Section J of the Lease:

     "J. Permitted Expansion.

         (a) "Permitted Expansion" means an expansion of the Building (1) which is consistent with the site plan attached as Exhibit C, (2) the quality and aesthetics of the exterior of which is consistent with the quality and aesthetics of the exterior of the Building, and (3) which is in compliance with all applicable laws and regulations.

         (b) If at any time during the Lease Term, Lessee desires that the Premises be improved with a Permitted Expansion of the Building, then Lessee shall deliver a written notice ("Expansion Request Notice") which sets forth in reasonable detail the specifications for the Permitted Expansion. Lessor may, but is not obligated to deliver to Lessee, within 10 business days after receipt by Lessor of the Expansion Request Notice, a written offer ("Expansion Offer") which sets forth the terms and conditions, including rent, timing and other conditions under which Lessor would make the expansion.

         (c) If either Lessor fails to make an Expansion Offer within the prescribed time, or Lessor and Lessee fail, within 30 days after the date on which Lessee receives the Expansion Offer, to enter into a written amendment to the Lease pursuant to which Lessor agrees to make the expansion, then, notwithstanding anything in the Lease to the contrary, Lessee may make the Permitted Expansion subject to the following:

     (1) prior to commencement of construction of the Permitted Expansion, Lessee shall have submitted to Lessor, and Lessor shall have approved in writing (which approval shall not unreasonably be withheld or delayed), complete working drawings and specifications, and copies of all construction contracts (but not all subcontracts), for the expansion, and

     (2) the terms and conditions of Section 11 of the Lease shall apply to the expansion, except that no further written consent by Lessor shall be required with respect to the Permitted Expansion, and Lessee shall not be required to remove the Permitted Expansion upon the expiration or termination of the Lease.

     (d) Except to the extent set forth in the Lease, or a written amendment to the Lease executed and delivered by Lessor and Lessee, Lessor shall have no obligations whatsoever to make any Expansion or any other improvements to the Premises.

     6. Full Force and Effect. Except to the extent expressly set forth herein, all of the terms and conditions of the Lease, as amended, including but not limited to the Exculpations provisions of the Lease, shall remain in full force and effect.

                                     LESSOR:

                                     CMD FLORIDA FOUR LIMITED PARTNERSHIP,
                                     an Illinois limited partnership

                                     By: CMD DEVELOPMENT OF FLORIDA, INC.
                                     a Florida corporation, its general
                                     partner

                                     By:??

                                     Its: PRESIDENT

                                     LESSEE:

                                     UNITED STATIONERS SUPPLY CO.,
                                     an Illinois corporation

                                     By: /s/ Otis H. Halleen

                                     Its: Vice President Secretary
                                          and General Council




                                    COMMENT

The undersigned consents to and agrees to be bound, as guarantor, by the terms of the foregoing First Amendment to Lease.


                                     UNITED STATIONERS INC.,
                                     a Delaware corporation, Guarantor


                                     By: /s/ Otis H. Halleen

                                     Title: Vice President, Secretary
                                            and General Council